UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Charter Communications, Inc.

(Name of Registrant as Specified in its Charter)

Not Applicable

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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	1)	Title of each class of securities to which transaction applies:
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Charter Communications, Inc.

400 Atlantic Street

Stamford, CT 06901

SUPPLEMENT TO THE PROXY STATEMENT

FOR THE 2016 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD APRIL 26, 2016

The following information supplements and amends the proxy statement (the “Proxy Statement”) of Charter Communications, Inc. (the “Company”) furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors (the “Board”) for the 2016 Annual Meeting of Stockholders and any adjournment or postponement thereof (the “Annual Meeting”). Capitalized terms used in this supplement to the Proxy Statement (this “Supplement”) and not otherwise defined have the meaning given to them in the Proxy Statement. This Supplement is being filed with the Securities and Exchange Commission and being made available to stockholders on April 12, 2016.

THE PROXY STATEMENT CONTAINS IMPORTANT ADDITIONAL INFORMATION AND THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

Only stockholders of record as of the close of business on February 29, 2016 are entitled to receive notice of and to vote at the Annual Meeting.

Supplemental Disclosure Concerning Proposal 2

Each employee of the Company who is a “covered employee” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended, for any completed tax year, or who may be such a covered employee as of the end of a future tax year, is eligible to be designated by the Section 162(m) Committee of the Board of Directors as a participant in the 2016 Executive Incentive Performance Plan (“EIPP”). As of December 31, 2015, approximately 15 employees were eligible to participate in the EIPP.

Supplemental Disclosure Concerning Proposal 3

The Compensation and Benefits Committee of the Board of Directors may grant awards under the 2009 Stock Incentive Plan to any of the directors and employees of the Company and its subsidiaries, as well as others performing consulting services for the Company. In addition, upon the closing of the TWC Transaction and the Bright House transaction, the Company will make grants to TWC and BHN employees to incent them to remain employees of New Charter and will employ a significantly larger number of employees who would be eligible to receive grants under the Stock Incentive Plan.

As of December 31, 2015, there were ten directors and approximately 23,800 employees that were eligible to participate in the 2009 Stock Incentive Plan. As of December 31, 2015, there were 265 participants in the Stock Incentive Plan. Of those, 7 were non-employee directors, 258 were employees and former employees, and 0 were consultants.

The purpose of the 2009 Stock Incentive Plan is to strengthen the Company by providing an incentive to the employees, officers, consultants and directors of the Company, its Subsidiaries and Affiliates and thereby encouraging them to devote their abilities and industry to the success of the Company’s business enterprise. It is intended that this purpose be achieved by extending to employees (including future employees who have received a written offer of employment), officers, consultants, and directors of the Company, its Subsidiaries and Affiliates an added long-term incentive for high levels of performance and unusual efforts through the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Dividend Equivalent Rights, Performance Units and Performance Shares, Share Awards, Phantom Stock, Restricted Stock Units and Restricted Stock (as each term is defined in the 2009 Stock Incentive Plan).

IF YOU HAVE ALREADY VOTED AND DO NOT WISH TO CHANGE YOUR VOTE, YOU DO NOT NEED TO DO ANYTHING. YOUR VOTE WILL BE TABULATED AS YOU INSTRUCTED.